EXHIBIT 10.3

                                Escrow Agreement

                       PROMOTIONAL SHARE ESCROW AGREEMENT
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This Promotional Shares Escrow Agreement (the "Agreement"), which was entered into on the 3rd day of December , 2001, by and between Medina Coffee, Inc. (the "Issuer"), whose principal place of business is located in Bellevue, Washington, and Mr. Harry Miller, (the "Depositor") and Nevada Agency and Trust, (the "Escrow Agent"), whose principal place of business is located in Reno, Nevada, and which is domiciled in Nevada; (all of whom are herein collectively referred to as "Signatories") witnesses that:

          A. The Issuer has filed an application with the Securities Administrator of the State of Washington (the "Administrator") to register certain of its Equity Securities for sale to public investors who are residents of that state;

          B. The Depositor is the owner of shares of 902,100 shares of common stock of the Issuer (the "Equity Securities");

          C. As a condition to registering the Issuer's Equity Securities, the Depositor, who is a security holder of the Issuer and who, for the purposes of this Agreement is deemed to be a Promoter of the Issuer, has agreed to deposit 603,898 Equity Securities (the "Promotional Shares"), which is attached hereto and made a part hereof, with the Escrow Agent; and

          D. The Signatories have agreed to be bound by the terms of this Agreement.

         THEREFORE, the Signatories agree as follows:

          1. DEPOSIT OF PROMOTIONAL SHARES. The Depositor's Promotional Shares have been deposited into an Escrow Account ("Escrow") with the Escrow Agent, and the Escrow Agent hereby acknowledges the receipt thereof.

          2. EXERCISE OR CONVERSION OF PROMOTIONAL SHARES. If the Promotional Shares have exercise rights or conversion rights, the Escrow Agent shall, upon receipt of the Issuer's written request, provide the documents that evidence and/or which are necessary to execute the exercise rights or conversion rights. The exercised or converted Promotional Shares shall remain in escrow subject to the terms of this Agreement. (NOT APPLICABLE)

          3. TERM. The Term of this Agreement and the escrow shall begin on the date that the public securities offering relating thereto ("public offering") is declared effective by the Administrator. The Promotional Shares shall be held by the Escrow Agent until they are released in accordance with paragraph 4., below.

          4.   RELEASE OF PROMOTIONAL SHARES

               a. Subject to the documentation requirements in paragraph 5., below, the Escrow Agent shall release the Promotional Shares in the following manner.

                    (1) Beginning two years from the completion date of the public offering, two and one-half percent (2 1/2%) of Promotional Shares held in escrow may be released each quarter. All remaining Promotional Shares shall be released from escrow on the anniversary of the fourth year from the completion date of the public offering.

                    (2) One hundred percent (100%) of the Promotional Shares shall be released from escrow if:

                                    (a)     The public offering has been
                                            terminated, and no securities were
                                            sold pursuant thereto; or

                                    (b)     The public offering has been
                                            terminated, and all of the gross
                                            proceeds that were derived therefrom
                                            have been returned to the public
                                            investors.

          b. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange



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               of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a Promoter, which results in the distribution of the Issuer's assets or securities ("Distribution"), while this Agreement remains in effect, the Depositor agrees that:

               (1) All holders of the Issuers Equity Securities will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their Equity Securities (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Issuer's Equity Securities pursuant to the public offering ("Public Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering's price per share pursuant to the public offering of Equity Securities that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends recapitalizations and the like; and (2) All holders of the Issuer's Equity Securities shall thereafter participate on an equal, per share basis times the number of shares of Equity Securities they hold at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like.

          c. The Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraph 4.b., above, if a majority of the Equity Securities that are not held by the Depositor, officers, directors, or Promoters of the Issuer, or their associates or affiliates vote, or consent procedure, to approve the lesser terms and conditions.

          d. In the event of a dissolution, liquidation, merger, consolidation, reorganization sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the Depositor's Promotional Shares shall remain in escrow subject to the terms of this Agreement.

               e. In the event securities in the escrow become "Covered Securities," as defined by the National Securities Markets Improvement Act of 1996, all securities held in escrow shall be released.

          5.   DOCUMENTATION REGARDING THE RELEASE OF PROMOTIONAL SHARES.

               a. A written request for release of the Promotional Shares ("request for release"), based upon paragraph 4., above, shall be forwarded to the Escrow Agent.

                    (1) A request for release based upon paragraph 4.a.(2)(a) or (b), above, shall be accompanied by a certification from the underwriter (if applicable) and the Issuer's Chief Executive Officer or Chief Financial Officer which states that the public offering has been terminated and the conditions or paragraph 4.a.(2)(a) or (b), above, have been met.

          6. RESTRICTION ON THE TRANSFER, SALE OR DISPOSAL OF PROMOTIONAL SHARES. While this Agreement is in effect, no Promotional Shares, any interest therein or any right or title thereto, may be sold, transferred, hypothecated or otherwise disposed of ("transfer" or "transferred"), except as noted below, and the Escrow Agent shall not recognize any transfer that violates the terms of this Agreement. The Promotional Shares may not be transferred until the Escrow Agent has received a written statement, signed by the proposed transferee ("transferee"), which states that the transferee has full knowledge of the terms of this Agreement, the transferee accepts the Promotional Shares subject to the terms of this Agreement, and the transferee realizes that the Promotional Shares shall remain subject to the terms of the Agreement until they are released pursuant to paragraph 4., above.

               (a) Promotional Shares may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

               (b) Promotional Shares of a deceased Depositor may be hypothecated to pay the expenses of the deceased Depositor's estate. The hypothecated promotional Shares shall remain subject to the terms of this Agreement. Promotional Shares may not be pledged to secure any other debt.

          7. VOTING POWER. With the exception of paragraph 4.b and c., above the Promotional Shares shall have



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               the same voting rights as similar, non-escrowed Equity
               Securities. If the Promotional Shares are registered in the Escrow Agents name , the Escrow Agent shall vote those Promotional Shares in accordance with the Depositor' written instructions.

          8. DIVIDENDS, STOCK SPLITS AND RECAPITALIZATIONS. All certificates representing stock dividends and shares resulting from stock splits of escrowed shares, recapitalizations and the like, that are granted to or received by the Depositor while his Promotional Shares are held in Escrow shall be deposited with and held in escrow, and shall be promptly deposited with and held by the Escrow Agent subject to the terms of this Agreement unless such cash dividends are approved by a majority of the independent directors of the Issuer. The Escrow Agent shall invest cash dividends as directed by the Depositor.

          9. ADDITIONAL SHARES. With respect to Equity Securities received by the Depositor as the result of the conversion of the Depositor's convertible securities and/or the exercise of Depositor's options, warrants or rights listed on Exhibit A, while their Promotional Shares are held in escrow, shall be promptly deposited with the Escrow Agent as Promotional Shares subject to the terms of this Agreement. These Promotional Shares shall be distributed to the Depositor when their Promotional Shares are released from escrow pursuant to paragraph 4., above. (NOT APPLICABLE)

          10. RELIANCE BY ESCROW AGENT. The Escrow Agent shall be protected if it acts in good faith upon any statement, certificate, notice, request, consent, order or other document which believes to be genuine, conforms with the provisions of the Agreement and is signed by the proper party. The Escrow Agent's sole responsibility shall be to act in accordance with the terms expressly set forth in this Agreement. This Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless it receives reasonable indemnification and advancement of fees and costs. The Escrow Agent may consult counsel with respect to any question arising under this Agreement. The Escrow Agent shall not be liable for any action taken or omitted, in good faith, upon the advice of counsel. In performing its duties hereunder, the Escrow Agent shall not be liable to anyone for any damage, loss, expense or liability other than for that which arises from the Escrow Agent's failure to abide by the terms of this Agreement.

          11. ESCROW AGENT'S COMPENSATION. The Escrow Agent shall be entitled to receive reasonable compensation from the Issuer for its services as set forth in Exhibit B, which is attached hereto and made a part hereof. If the Escrow Agent is required to render additional services that are not expressly set forth therein, or if it is made a party to or intervenes in any action, suit or proceedings pertaining to this Agreement ("Additional Services"), it shall be entitled to receive reasonable compensation from the Issuer and the Depositor. If Additional Services are provided, the Escrow Agent, after giving written notice to the Depositor and the Issuer, may deduct reasonable compensation from the cash dividends, interest and proceeds being held for distribution pursuant to paragraphs 4.b., c and d., or 8., above.

          12. ESCROW AGENT'S INDEMNIFICATIONS. The Issuer and the Depositor agree to hold the Escrow Agent harmless from, and indemnify the Escrow Agent for, any cost or liability regarding and administrative proceeding, investigation, litigation, interpretation, implementation or interpleading relating to this Agreement, including the release of Promotional Shares, the Distribution, and the disbursement of dividends, interest or proceeds, unless the cost or liability arises from the Escrow Agent's failure to abide by the terms of this Agreement.

          13. INDEPENDENCE OF THE ESCROW AGENT. The Issuer hereby represents that all of its officers, directors and Promoters are listed on Exhibit c, which is attached hereto and made a part hereof. The Escrow Agent hereby represents that it is not affiliated with the Issuer, the Depositor, or the Issuer's officer, director or Promoter, Mr. Harry Miller.

          14. SCOPE. This Agreement shall inure the benefit of and be binding upon the Depositor, their heirs and assignees, and upon the Issuer, Escrow Agent, and their successors.

          15. SUBSTITUTE ESCROW AGENT. The Escrow Agent may, upon not less than sixty (60) days prior written notice to the Issuer, the Depositor, and the Administrator, resign as the Escrow Agent. The Issuer and the Depositor shall before the effective date of the Escrow Agent's resignation, enter into a new identical Escrow Agreement with a substitute Escrow Agent. The successor Escrow Agent must satisfactory to the Administrator. If the Issuer and the Depositor fail to enter into a new Escrow Agreement and appoint a successor Escrow Agent within sixty (60) days after the Escrow Agent has given notice of its resignation, the Escrow Agent then serving under this Agreement shall retain the



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               Promotional Shares in escrow until a new, identical Escrow
               Agreement has been executed and a successor Escrow Agent has been appointed. The Escrow Agent shall not be liable for retaining the Promotional Shares in escrow for a reasonable time to determine the proper disposition of those shares.

          16. TERMINATION. Except for the compensation and indemnification provisions of paragraphs 11. and 12., above, which shall survive until they are satisfied, this Agreement shall terminate in its entirety when all of the Promotional Shares have been released, or the Issuers Equity Securities and/or assets have been distributed pursuant to paragraph 4., above.

          17. Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original. The Signatories have signed the Agreement in the capacities, and on the dates, indicated.

         IN WITNESS WHEREOF, the Signatories have executed this Agreement.

                                                   Date


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(Print or type the Depositor's name)




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(Signature)



Issuer
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By
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   Harry Miller, President,
   Secretary & Treasurer



Escrow Agent
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By
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Title: